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                                                                    Exhibit 3.20

                          ARTICLES OF INCORPORATION OF
                             CUMULUS LICENSING CORP.

                                    ARTICLE I
                                      NAME

         The name of the corporation is: CUMULUS LICENSING CORP.

                                   ARTICLE II
                           RESIDENT AGENT AND ADDRESS

         The name of the resident agent and the agent's street address where process may be served upon the corporation are:

         NAME                                        ADDRESS
         ----                                        -------
         Kolesar & Leatham, Chtd.                    3320 West Sahara Avenue
                                                     Suite 380
                                                     Las Vegas, Nevada  89102

                                   ARTICLE III
                                      STOCK

         The corporation is authorized to issue 1,000 shares of "no par" common stock.

                                   ARTICLE IV
                                 GOVERNING BOARD

         Members of the governing board shall be styled Directors. The initial number of Directors is three (3). Hereafter the number of directors shall be determined according to the bylaws. The names and addresses of the initial Directors are as follows:

              NAME                                        ADDRESS
              ----                                        -------

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         Richard W. Weening                          7141 N. Highway 83
                                                     Hartland, WI  53029

         Lew Dickey                                  2870 Pharr Court South N.W
                                                     Apt. 906
                                                     Atlanta, GA  30305

         William Bungeroth                           1216 Scott Street
                                                     Winnetka, IL  60093


                                    ARTICLE V
                                  INCORPORATOR
         The name and address of the incorporator signing these Articles of Incorporation are:

         NAME                                        ADDRESS
         ----                                        -------
         Robert J. Kolesar                           3320 West Sahara Avenue
                                                     Suite 380
                                                     Las Vegas, Nevada  89102

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

         No Director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or officer involving any act or omission of any such Director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article shall

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be prospective only and shall not adversely affect any limitation on the personal liability of a Director or officer of the corporation for acts or omissions prior to such repeal or modification.


         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this ____ day of June, 1997.



                                               ------------------------------
                                               Robert J. Kolesar


STATE OF NEVADA   )
                  )  ss.
COUNTY OF CLARK   )

         On ____________________, 1997, personally appeared before me, a Notary Public, ROBERT J. KOLESAR, who acknowledged to me that he executed the foregoing Articles of Incorporation for CUMULUS LICENSING CORP.



                                               ------------------------------
                                               Notary Public

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